EXHIBIT "A"

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth herein below.

                                   OAK HILL CAPITAL PARTNERS, L.P.

                                   By:  OHCP GENPAR, L.P., general partner
                                   By:  OHCP MGP, L.L.C., general partner

                                   By:  /s/ Kevin G. Levy
                                        ---------------------------------------
                                        Kevin G. Levy, Vice President


                                   OHCMP ALIGN, L.P.

                                   By:  OAK HILL CAPITAL MANAGEMENT PARTNERS,
                                        L.P., general partner
                                   By:  OHCP GENPAR, L.P., general partner
                                   By:  OHCP MGP, L.L.C., general partner

                                   By:  /s/ Kevin G. Levy
                                        ---------------------------------------
                                        Kevin G. Levy, Vice President


                                   OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                   By:  OHCP GENPAR, L.P., general partner
                                   By:  OHCP MGP, L.L.C., general partner

                                   By:  /s/ Kevin G. Levy
                                        ---------------------------------------
                                        Kevin G. Levy, Vice President